FORM 10-K
                               DECEMBER 31, 2004

                           COMMISSION FILE NO. 1-8491

                                   EXHIBIT 11

                      HECLA MINING COMPANY AND SUBSIDIARIES

                         CALCULATION OF WEIGHTED AVERAGE
                      NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 2004, 2003 and 2002

                                                                        Year Ended December 31,
                                                      ------------------------------------------------------------
                                                             2004                 2003                 2002
                                                      ------------------   ------------------   ------------------
 Shares of common stock issued at
   beginning of period                                     115,543,695           86,187,468           73,068,796

 The incremental effect of the issuance
   of stock in exchange for preferred shares                 2,211,352              288,930            5,413,094

 The incremental effect of the issuance of
   new shares for cash, net of issuance costs                      - -           23,000,000                  - -

 The incremental effect of the issuance
   of new shares under stock option and
   warrant plans                                               300,452              972,928            1,337,437

 The incremental effect for the issuance
   of stock as compensation                                        401              168,884              395,052

 The incremental effect of the issuance
   of stock related to unearned compensation                       - -                  - -               57,106
                                                      ------------------   ------------------   ------------------

                                                           118,055,900          110,618,210           80,271,485

   Less:
     Weighted average treasury shares held                       8,274                8,274               21,735
                                                      ------------------   ------------------   ------------------

 Weighted average number of common shares
   outstanding during the period                           118,047,626          110,609,936           80,249,750
                                                      ==================   ==================   ==================